Exhibit 99

Form 4 Joint Filer Information

Name: Stephen N. Joffe Grantor Retained Annuity Trust dated December 31, 2002, Stephen N. Joffe Trustee

Address: 8750 Red Fox Lane, Cincinnati, Ohio 45243

Designated Filer: Stephen N. Joffe

Issuer & Ticker Symbol: LCA-Vision Inc. (LCAV)

Date of Event Requiring Statement: 12/16/2003